Exhibit 99.1

Synergy Pharmaceuticals to Report Third Quarter 2017 Financial Results and Host Conference Call and Webcast

NEW YORK, November 1, 2017 —Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced it intends to release third quarter 2017 financial results after the NASDAQ market close on Thursday, November 9, 2017. The Company will host a conference call and webcast to discuss its financial and business results on the same day at 4:30 p.m. ET.

Participants may access the conference call by dialing 877-407-3978 (US and Canada) or 412-902-0039 (International). Please let the operator know you would like to join the Synergy Pharmaceuticals call.

To access the webcast as well as a PDF copy of the presentation, please visit the Investors section of Synergy’s website at www.synergypharma.com.

An audio replay of the conference call will also be available beginning approximately two hours after the call’s conclusion, and will remain available through November 23, 2017. The replay may be accessed by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (International) and entering conference ID number 13668774. A replay of the webcast will also be available on the Investors section of Synergy’s website at www.synergypharma.com.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel GI therapies. The company has pioneered discovery, research and development efforts on analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary GI platform includes one commercial product TRULANCE® (plecanatide) and a second product candidate, dolcanatide. For more information, please visit www.synergypharma.com.

Company Contact:

Gem Hopkins

VP, Investor Relations and Corporate Communications

212-584-7610

ghopkins@synergypharma.com